UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 12, 2016
(Date of Earliest Event Reported)

LINCOLN EDUCATIONAL SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Executive Drive, Suite 340, West Orange, New Jersey  07052

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 12, 2016, Lincoln Educational Services Corporation (the “Company”) and its wholly-owned subsidiaries (collectively with the Company, the “Borrowers”) entered into a Credit Agreement (the “Credit Amendment”) with Sterling National Bank (the “Bank”) under which the Bank has agreed to issue letters of credit from time to time at 100% margin against available funds in a cash collateral account maintained by the Borrowers at the Bank.  The maximum availability under the facility is $9,500,000.  The Borrowers will pay the Bank a letter of credit fee equal to 1.75% on the daily amount available to be drawn under each outstanding letter of credit, which fee is payable in quarterly installments in arrears.  The facility matures on April 1, 2017 and replaces a letter of credit facility with a prior lender.  The Credit Agreement contains representations, warranties, affirmative and negative covenants and events of default customary for facilities of this type.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit	Description

10.1	Credit Agreement dated as of April 12, 2016 among Lincoln Educational Services Corporation and Lincoln Technical Institute, Inc. and its subsidiaries, and Sterling National Bank

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 18, 2016

LINCOLN EDUCATIONAL SERVICES CORPORATION

By:	/s/ Alexandra M. Luster
Name: Alexandra M Luster
Title: VP & General Counsel

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